GARY A. ZIPKIN
LOUIS R. VEERMAN
JAMES D. LINXWILER
JAMES D. DEWITT
GEORGE R. LYLE
MICHAEL S. MCLAUGHLIN
AISHA TINKER BRAY
CHRISTINA RANKIN
JOSH VAN GORKOM
KRISTIN BRYANT

LAW OFFICES OF
Guess&Rudd P.C.

510 "L" STREET, SUITE 700
ANCHORAGE, ALASKA 99501-1964
TELEPHONE (907) 793-2200
FACSIMILE (907) 793-2299
www.guessrudd.com

W. EUGENE GUESS 1932-1975
JOSEPH RUDD 1933-1978
FRANCIS E. SMITH, JR. 1941-1991

OFFICES IN
ANCHORAGE & FAIRBANKS

OF COUNSEL
MARGARET S. JONES
ROBYN K. LINXWILER

June 28, 2012

Goldrich Mining Company
Attn: William V. Schara
President and Chief Executive Officer
2607 Southeast Blvd., Suite B211
Spokane, WA 99223

Re: Goldrich Mining Company
Our File No. 5951.4

Dear Ladies and Gentlemen:

We are acting as counsel to Goldrich Mining Company (the "Company") for Alaska legal matters in connection with that certain Registration Statement under the Securities Act of 1933 as amended (the "Act") on Form S-1 filed by the Company with the Securities and Exchange Commission ("SEC") on or about June 29, 2012 ("Registration Statement"). The Registration Statement registers 26,207,146 shares of the Company's common stock, $0.10 par value per share, including: 16,820,816 shares of common stock held by Selling Security Holders (as that term is defined in the Registration Statement) (the common stock issued to Selling Security Holders is collectively referred to as the "Shares"); 5,125,936 shares of common stock acquirable upon exercise of Class H Warrants at $0.30 per share until 2016; 4,260,394 shares of common stock acquirable upon exercise of Class I Warrants at $0.40 per share until 2016 (the Class H Warrants and the Class I Warrants referred to above are collectively referred to as the "Warrants"). The Warrants and the Shares are collectively referred to as the "Securities".[1]

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) a Certificate of Good Standing (or other evidence of good standing) issued by the Alaska Department of Commerce, Community and Economic Development, (iii) the Company's Amended Articles of Incorporation, (iv) the Company's currently-effective Bylaws, and (v) minutes of the Corporation's Board of Directors and shareholders. We also have examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. As to various

[1] This opinion letter covers only those Securities being registered under the Registration Statement. A larger number of shares are included in the Prospectus, but the difference between the number included in the Registration Statement and the number included in the Prospectus is the number of shares that have been previously registered and which continue to be registered.

facts material to the opinions expressed below, we have relied upon certificates of public officials, representations and certifications from officers of the Company regarding the authenticity and completeness of Company documents provided to us by the Company, and representations contained in the documents referred to above. In particular, we are assuming that the Securities have been issued and delivered by the Company to the Selling Security Holders, and that the applicable consideration equal to or in excess of the par value of the Shares shall have been received by the Company for the Shares.

Based upon the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that the Securities referred to above are legally issued, fully paid, and non-assessable, and that when:

(a) with respect to the Warrants, the notice of exercise of the Warrants has been received by the Company in accordance with the terms of the Warrants; and

(b) with respect to the Warrants, the applicable exercise price, if any, for the Warrants has been received by the Company in accordance with the terms of the Warrants;

then, the common stock represented by the Warrants referred to above will have been legally issued, fully paid, and non-assessable.

The Company is an Alaska corporation. This opinion is limited to matters governed by the internal laws of the state of Alaska.

These opinions are given as of the date hereof, without any obligation to update these opinions or to advise the addressee hereof, or any other party, of any changes in circumstances or laws that may hereafter be brought to our attention or occur which may affect this opinion.

We hereby consent to the filing of this Opinion with the Amendment, and to the references to our firm under the headings "Legal Matters" in the Prospectus which forms part of the Registration Statement.

Very truly yours,

Guess & Rudd P.C.